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                                                                   EXHIBIT 10.18

                    SYMANTEC SENIOR EXECUTIVE INCENTIVE PLAN

1. PURPOSES       The Symantec Senior Executive Incentive Plan is a component of
                  Symantec's overall strategy to pay its employees for performance. The purposes of this Plan are to: (A) motivate senior executives by tying their compensation to performance;
                  (B) reward exceptional performance that supports overall
                  Symantec objectives; and (C) attract and retain top performing employees.

2. DEFINITIONS    "Award" means any cash incentive payment made under the Plan.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the Compensation Committee of Symantec's Board of Directors, or such other committee designated by that Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall be comprised solely of directors who are outside directors under Code
                  Section 162(m).

                  "Symantec" means Symantec Corporation and any corporation or other business entity of which Symantec (i) directly or indirectly has an ownership interest of 50% or more, or (ii) has a right to elect or appoint 50% or more of the board of directors or other governing body.

                  "Senior Executive" means a Symantec employee who holds an executive officer position and is subject to Section 16 of the Securities Exchange Act of 1934 and such other employees as the Committee may designate.

                  "Participant" means any Senior Executive to whom an Award is granted under the Plan.

                  "Plan" means this Plan, which shall be known as the Symantec Senior Executive Incentive Plan.

3. ADMINISTRATION

                  A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

                      (i) interpret and determine all questions of policy and expediency pertaining to the Plan;

                      (ii) adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

                      (iii) select Senior Executives to receive Awards;

                      (iv) determine the terms of Awards;

                      (v) determine amounts subject to Awards (within the limits prescribed in the Plan);

                      (vi) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of Symantec or an acquired business unit;

                      (vii) grant waivers of Plan or Award conditions (but with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);

                      (viii) accelerate the payment of Awards (but with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);

                      (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

                      (x) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

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                      (xi) adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Senior Executives to receive Awards; and

                      (xii) amend the Plan at any time and from time to time, provided however that no amendment to the Plan shall be effective unless approved by Symantec's stockholders, to the extent such stockholder approval is required under Code Section 162(m) with respect to Awards which are intended to qualify under that Section.

                  B. The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance-based compensation under Code
                  Section 162(m).

4. ELIGIBILITY    Only Senior Executives may become Participants in the Plan.

5. PERFORMANCE GOALS

                  A. The Committee shall establish performance goals applicable to a particular fiscal year (or performance period) prior to its start, provided, however, that such goals may be established after the start of the fiscal year (or performance period) but while the outcome of the performance goal is substantially uncertain if such a method of establishing performance goals is permitted under proposed or final regulations issued under Code Section 162(m).

                  B. Each performance goal applicable to a fiscal year (or performance period) shall identify one or more Symantec business criteria and/or any business unit that are to be monitored during the fiscal year (or performance period), such as:

                      Net income
                      Stockholder return
                      Earnings per share
                      Revenue
                      Revenue growth
                      Operating income
                      Market share
                      Return on net assets programs
                      Return on equity
                      Return on investment
                      Cash flow
                      New product releases
                      Employee productivity and satisfaction metrics

                  C. The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.

                  D. The Committee may base performance goals on one or more of the foregoing business criteria. In the event performance goals are based on more than one business criterion, the Committee may determine to make Awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals, when established, are stated as alternatives to one another at the time the performance goal is established.

6. AWARDS

                  A. Awards may be made on the basis of Symantec and/or business unit performance goals and formulas determined by the Committee. During any Symantec fiscal year, no Participant shall receive an Award of more than $5,000,000.

                  B. The Committee, in its discretion, may reduce or eliminate a Participant's Award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.

                  C. The payment of an Award requires that the Participant be an active employee and on Symantec's payroll on the last day of the fiscal year (or performance period) which such Award relates to in order to receive any portion of the Award. The Committee may make exceptions to this requirement in the case of retirement, death or disability, or in the case of a corporate change in control as determined by the Committee in its sole discretion.

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                  D. Symantec shall withhold all applicable federal, state,
                  local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

7. GENERAL

                  A. The Plan shall become effective as of April 3, 2004, subject to stockholder approval of the Plan prior to such date.

                  B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by Symantec for the account of the Participant under the Plan.

                  C. Participation in the Plan shall not give any Senior Executive any right to remain in Symantec's employ. Further, the adoption of this Plan shall not be deemed to give any Senior Executive or other individual the right to be selected as a Participant or to be granted an Award.

                  D. To the extent any person acquires a right to receive payments from Symantec under this Plan, such rights shall be no greater than the rights of an unsecured creditor of Symantec's.

                  E. The Plan shall be governed by and construed in accordance with the laws of the State of California.

                  F. The Board may amend or terminate the Plan (i) at any time and for any reason subject to stockholder approval and (ii) at any time and for any reason if and to the extent the Plan's qualification under Code Section 162(m) would not be adversely affected.

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